CUSTODIAL SERVICES AGREEMENT



Morgan Guaranty Trust Company                                 March 3, 1988
23 Wall Street
New York, New York  10015

Gentlemen:

You are hereby authorized and requested to open one or more custodial accounts in the name of College Retirement Equities Fund ("CREF") or in your name or in the name of your branches on behalf of CREF. This Agreement defines the nature and scope of the services to be provided and your responsibility in connection with these custodial accounts.

It is hereby agreed that all securities or other property now or hereinafter held by you hereunder are held for the custodial account of CREF and are to be maintained and disposed of by you only for us in accordance with the terms and conditions set forth in this Agreement. As used herein, unless specifically instructed in writing to the contrary, the phrase "held by you hereunder" shall also include (1) your authority to deposit all or any part of such property in a centralized depository, and (2) the deposit of securities or other property in a custody account maintained by Morgan Guaranty Trust Company wherever located.

For purposes of this Agreement, a depository shall mean the system for the central handling of securities of any particular class or series of any issuer deposited therein which may be treated as part of a fungible bulk and may be transferred by bookkeeping entry without physical delivery of such securities.

1.       SAFEKEEPING

You will be responsible for the safekeeping, handling, servicing and disposition of all securities or other property of CREF held by you hereunder including, without limitation, any and all of CREF's funds (including cash and monies whether in United States or foreign denominated currencies, hereinafter termed the "Funds") deposited by CREF with you in accounts in CREF's name, your name or that of your nominees located at your head office or branch offices.



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You agree to be liable and to indemnify  and hold CREF  harmless for any and all liability of loss or damage to CREF with respect to any such securities, Funds and other property, if such liability, loss or damage results from any negligence, misfeasance, or misconduct on the part of you, your officers or employees, your branches or your affiliates.

Notwithstanding the foregoing, you further agree that you will at all times (1) give the securities or other property held by you hereunder the same care you give your own property of a similar nature and (2), with respect to the maintenance of the indicia of ownership of such securities or other property, comply with and remain subject to Section 404(b) of the Employee Retirement Income Security Act of 1974, and all applicable provisions of the regulations on the date this agreement shall become effective.

It is understood and agreed that you are not under any duty to supervise the investment of, or to advise or make any recommendation to CREF with respect to the purchase or sale of any securities.

In connection with your responsibilities hereunder, you have advised us that you currently have in force, for your own protection, Bankers Blanket Bond Insurance and you will continue to maintain such insurance in substantially the same form and amount. We understand that such insurance would be available to cover certain losses with respect to securities held by you hereunder. You agree to give us written notice of any reduction in the amount, or material change in the form of such insurance at least once a year or upon request.

Promptly upon receiving a request therefore from CREF (and in any event no later than two (2) days in the case of Funds, and ten (10) days in the case of all other properties, after such request has been received by you), you agree to return, refund and repay in full, all Funds or other property of CREF held by you, your branches or any other entity pursuant to the terms of this Agreement, free of liens, security interests, rights, charges or claims of any kind, including, without limitation, any rights of offset, setoff or discharge relating to any such properties.

Securities, Funds and other property are permitted to be held by a) Morgan Guaranty Trust Company at any of its offices wherever located, b) domestic securities depositories selected by Morgan Guaranty Trust Company with the approval of CREF and c) foreign securities depositories or clearing agencies (singly a "Foreign Securities System") selected by Morgan Guaranty Trust Company with the approval of CREF.



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Such Foreign  Securities  Systems shall be deemed to be  Subcustodian  of Morgan
Guaranty Trust Company and securities, Funds and other property held by a Foreign Securities System shall be considered for all purposes of this Agreement as being held directly by Morgan Guaranty Trust Company.

The Bank shall have responsibility as a bailee for hire under the law of the State of New York with respect to any Foreign Securities System acting as a subcustodian of the Bank. Without limiting the generality of the foregoing, the Bank will hold CREF harmless from and indemnify it against any loss that occurs as a result of the negligence or willful misconduct of the Bank, its officers or employees, and any of the Foreign Securities Systems acting as the subcustodians of the Bank.

The Bank's responsibility with respect to any securities, Funds and other property held by a domestic securities depository or any Foreign Securities System is limited to the failure on the part of the Bank to exercise reasonable care in the selection or retention of such domestic securities depository or Foreign Securities System and the Bank will hold the CREF harmless from and indemnify it against any loss that occurs as a result of the Bank's failure to exercise such reasonable care.

2.       SERVICING

A. WITHDRAWAL & DEPOSIT OF FUNDS. All Funds held by you hereunder shall be subject to withdrawal and deposit by you from time to time on behalf of CREF for the purpose of consummating the purchases or sales, as the case may be, of designated securities, solely upon your receipt of express directions from duly authorized officers of CREF in accordance with the provisions of Section 6 hereof. Such directions shall include, but shall not be limited to: (1) the execution and delivery of foreign currency contracts on behalf of CREF, (2) the debiting or crediting of currency accounts (United States or foreign) of CREF held by you, your branches or any other entities pursuant to this Agreement as of settlement date or such other date as specified in such instructions, and (3) the prompt return to CREF of any or all Funds or property held by you hereunder.

B. ACQUISITIONS AND DISPOSITIONS OF SECURITIES. From time to time CREF will instruct you to receive or deliver securities on its behalf through properly authorized instructions as set forth in Section 6 herein. In accordance with this Agreement, notwithstanding such instructions that relate to settlement date entries, you agree that you will:

         (a)      receive  such  securities  against  payment  or  exchange,  as



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                  directed in any authorized instruction and debit Funds held by you on our behalf only against satisfactory delivery of securities;

         (b) assign, sell, tender, exchange or otherwise dispose of such securities, only upon receipt of payment or exchange, or your guarantee of payment or exchange, as directed by a properly authorized instruction, and credit our checking account accordingly. Actual delivery of securities is to be made by you on the contractual settlement date only upon express instructions to such effect, PROVIDED that:

                  (1)  The securities are on deposit in our account,
                  (2) our delivery instructions are received by you in timely fashion, and

         (c) promptly furnish us with advices or notices of any receives or delivers of securities, and identify by book entry or otherwise as a quantity of securities which constitute or are part of a fungible bulk of securities either registered in the name of your nominee or your branch's nominee as shown on your account on the books of a depository;

         (d) exchange securities where the exchange is purely ministerial.

When instructed to deliver securities against payment, we understand that delivery will actually be made before receipt of payment in accordance with generally accepted market practice. We agree that we bear the risk that the recipient of the securities may fail to make payment, return the securities or hold the securities or the proceeds of their sale in trust for us or for Morgan as our agent.

C. INCOME AND PRINCIPAL. Income on securities and Funds held by you hereunder will be credited automatically to our checking account upon notification that such income has become due and payable. Principal received in connection with securities which mature or are redeemed shall be credited to our checking account on the date such principal is received.

Unless instructed otherwise, collections of income in foreign currency are to be converted into United States dollars and in effecting such conversion you may use such methods or agencies as you may see fit including your own facilities at prevailing rates. All risk and expense incident to such collection and conversion is for the account of the undersigned, and you shall



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have  no  responsibility  for  fluctuations  in  exchange  rates  affecting such conversion.

You shall also acquire and hold hereunder all stock dividends, rights and similar securities issued with respect to any securities held by you hereunder. With respect to any dividend reinvestment plan in which CREF participates, and as to which you have been so notified, you agree to acquire and hold hereunder the appropriate number of shares issuable under such plan in lieu of the cash dividend. With respect to stock dividends, you are hereby authorized to sell any fractional interest and to credit our checking account with the proceeds thereof.

D. REGISTRATION. Securities which are eligible for deposit in centralized depositories may be maintained in your account with them or your branch's nominee. Subject to the aforesaid provision, you will register all securities (except such as are in bearer form) in the name of your nominee or your branch's nominee, unless alternate registration instructions are furnished by us. You will retain and have available at all times for inspection by regulatory authorities evidence that your nominee is registered as required by the laws and regulations of the United States and the State of New York, as appropriate.

3.       VOTING AND OTHER ACTION

No person may vote (other than pursuant to written instruction) any securities held by you hereunder. You will promptly transmit to us, or direct to be transmitted to us, all notices, proxies and proxy soliciting materials with respect to securities held by you hereunder, which proxies will be executed by the registered holder thereof if registered otherwise than in the name of CREF, but without indicating the manner which such proxies are to be voted.

You will promptly transmit to us all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by you from the issuers of securities held by you hereunder. With respect to tender or exchange offers, you will promptly transmit to us all written information received by you from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

4.       RECORDS, AFFIDAVITS AND REPORTS

With respect to the securities and other property held by you hereunder, you agree:



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A. To maintain  records  sufficient  to verify  information  we are  required to report in Schedule D of the Annual Statement Blank of the Insurance Department of the State of New York as amended from time to time, which records will consist of a list of such securities showing a complete description of each issue, including the number of shares and par value of securities so held at the end of such month and such other information as may be required by such report or any other report required by the Insurance Department of the State of New York;

B. To maintain records in new York regarding transactions and related activities described in "Servicing" Section 2 sufficient to verify the accuracy of regular monthly reports and income received on such securities and other property;

C. To maintain records sufficient to verify information relating to Funds held by you, including but not limited to (1) the purchase of foreign currency contracts, (2) the maintenance of foreign currency accounts on behalf of CREF in the possession and custody of you, your branches or other entities located outside the United States, and (3) any reports submitted to CREF relating to its Funds;

D. To furnish us with the appropriate affidavit(s) in the form of Exhibit A, attached hereto or in such other form as may be submitted to you by us from time to time which is acceptable to the Insurance Department of the State of New York or any other state or federal governmental agency having jurisdiction over CREF, in order for the securities and other property referred to in such affidavit(s) to be recognized as admitted assets of CREF and in order for CREF to comply with any other requirements of such Department or agencies;

E. To furnish us with any report obtained by you on a depository's system of internal accounting control; and to furnish us with such reports on your system of internal accounting control as we may reasonably require;

F. To furnish with all such other reports and information as shall be reasonably requested by us relating to all property held by you on our behalf pursuant to the terms of this Agreement; and

G. To furnish  all such  information,  reports and  affidavits  pursuant to this
Section 4 within a reasonable time after request therefor.

5.       ACCESS

During the course of your regular banking hours,  and duly



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authorized  officer,  employee  or  agent  of  CREF, any independent accountants selected by CREF, and any member of the Insurance Department of the State of New York or governmental agencies having jurisdiction over CREF, shall be entitled to examine, on your premises, securities and records of all Funds and property held by you, your branches, or other entities hereunder and your books and records pertaining to your actions under this Agreement, but only upon furnishing you with written notice of such examination signed by a duly authorized officer of CREF. Your books and records used in connection with our indirect participation in a depository or other entities, to the extent that they relate to depository, custodial or other services rendered to us by you, pursuant to this Agreement, shall at all times during your regular business hours be open to inspection by duly authorized employees or agents of CREF or governmental agencies having jurisdiction over CREF, but only upon furnishing you with written notice to that effect as specified in the preceding sentence.

Upon receiving a request from CREF, you agree that you will use your best efforts to enable any of the aforementioned officers, accountants, employees, agents and members of CREF, the Insurance Department of the State of New York or other governmental agencies having jurisdiction over CREF, to inspect and examine securities and other property of CREF and books and records of such property not located on your premises, which property and records are held on CREF's behalf by your branches or other entities pursuant to this Agreement.

6.       AUTHORIZATION

A. Except as otherwise provided in this Agreement, written instructions by CREF hereunder shall be signed by any two of its Authorized Officers specified in a separate list for this purpose which will be furnished to you from time to time signed by the treasurer or any assistant treasurer and by the secretary or an assistant secretary as certified under the corporate seal of CREF.

B. Instructions for the withdrawal of CREF owned securities "free of payment" shall be acted upon by you only if received in writing manually signed by any two of such Authorized Officers with the title chairman, president, executive vice president, or treasurer, or by any one of those officers together with any CREF officer with the title senior vice president or vice president.

7.       FEES AND EXPENSES

You will be  compensated  for the services  rendered  under this





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                                      - 8 -

Agreement  and  reimbursed  for  out-of-pocket   expenses  through  arrangements
negotiated between us from time to time.

8.       EXEMPTION FROM INCOME TAX

CREF is exempt from the payment of United States income tax. Upon receipt of documentation evidencing CREF's tax exempt status, you are hereby authorized and empowered, as CREF's agent, in its name, to sign any certificate of ownership or other certificate which is or may be required by any regulations of the Internal Revenue Service or other authority of the United States.

To enable you properly to execute such certificate, we hereby certify that CREF is a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the City of New York. CREF's Employer Identification No. is 136022042.

Should there be any change in the information furnished you herein, we will inform you promptly. If at any time CREF's status should be such as to require the withholding of any income tax from payments received by you, you are hereby authorized and empowered to make whatever deductions are then required by applicable laws or regulations and are requested to notify CREF accordingly.

9.       AMENDMENTS

No amendment or change to this agreement shall be authorized by CREF without the written consent signed by either the chairman or president and by any executive vice president or the treasurer and accepted in writing by Morgan Guaranty Trust Company.

10.      NOTICES

Official receipts and advices of all types relating to the securities, Funds or other property held by you hereunder will be prepared by you, in duplicate, and forwarded to the particular divisions of CREF indicated in a separate listing which the treasurer will furnish you from time to time.

Written notices hereunder shall be hand-delivered or mailed first class, addressed (a) if to you, at your address set forth at the beginning of this Agreement or (b) if to CREF at 730 Third Avenue, New York, New York 10017,
Attention: Treasurer. Written notice of (1) termination of this Agreement, (2) termination of your participation in DTC or any other depository, (3) changes in your designation of any of your branches or other entities having custody of any of CREF's property under this Agreement, or (4)




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                                      - 9 -

changes in your insurance coverage, shall be sent by certified mail; provided, however, that any such notice pursuant hereto shall not constitute approval by CREF of any such termination, change or designation nor shall such notice relieve you of your responsibilities hereunder.

Any notice so addressed, hand delivered and mailed shall be deemed to be given on whichever of the following dates shall first occur: (i) the date of actual receipt thereof, (ii) the fifth day next following the date mailed, or (iii) if the substance thereof is communicated by hand delivery or certified mail, the date so delivered or mailed.

11.      TERMINATION

Either party may terminate this Agreement by giving the other party sixty (60) days written notice of termination, provided, however, that you shall not terminate this Agreement without your prior delivery to us of all Funds, securities and other property of CREF held by you on our behalf pursuant to this Agreement.

12.      EFFECT OF HEADINGS

The Section headings herein are for convenience only and shall not affect the construction hereof.

13.      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law of the State of New York.

This Agreement shall become effective upon receipt by CREF of a copy of this letter signed by you indicating your acceptance thereof.

                                    Very truly yours,

                                    COLLEGE RETIREMENT EQUITIES FUND


                                                     BY:________________________
                                                              Richard J. Adamski
                                                              Treasurer


                                                     BY:________________________
                                                              Walter G. Ehlers
                                                              President



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Accepted and Agreed:

MORGAN GUARANTY TRUST COMPANY



BY:________________________
      Julie Anne Ben-Susan
      Vice President







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                                    EXHIBIT A

                               CUSTODIAN AFFIDAVIT
STATE OF      )
              )SS.;
COUNTY OF     )

__________________________________, being duly sworn deposes and says that he is
___________________________of the Morgan Guaranty Trust Company a banking corporation organized under and pursuant to the laws of the___________________________ with principal place of business at_________________________, (hereinafter called the "Bank");

That his duties involve supervision of activities of the Bank as custodian and records relating thereto;

That the Bank is custodian for certain securities of College Retirement Equities Fund having a place of business at 730 Third Avenue, New York, N.Y. 10017 (hereinafter called the "Company") pursuant to the Custodial Services Agreement dated as of__________________, 1987 (hereinafter the "Agreement") between the Bank and the Company;

That the schedule attached hereto is a true and complete statement of securities which were in the custody of the Bank for the account of the Company as of the close of business on_________________________; that unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were then either attached to coupon bonds or in the process of collection; and that, unless otherwise shown on the schedule, all such securities were in bearer form or in registered form in the name of the Company or its nominee, or a nominee of the Bank or its agent's nominee, or were in the process of being registered in such form;

That the Bank as custodian has the responsibility for the safekeeping of such securities as that responsibility is specifically set forth in the Agreement between the Bank as custodian and the Company; and

That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said Company and were free of all liens, claims, or encumbrances whatsoever.

Subscribed and sworn to
before me this__________
day of__________________  _________________________________ (L.S.)